EXHIBIT 99(e)(3)


                             DISTRIBUTION AGREEMENT

         This Distribution Agreement is made and entered into as of this 31st day of August, 2006, by and between Tamarack Funds Trust, a Delaware statutory trust ("Trust"), on behalf of its portfolio ("the Fund") listed in Exhibit A hereto (which shall be updated from time to time to reflect additions, deletions or other changes thereto), and Tamarack Distributors Inc. ("Distributor"), as principal underwriter of the Fund's shares of beneficial interest.

         WITNESSETH:

         1.       UNDERWRITING SERVICES.
                  ----------------------

         The Trust hereby engages the Distributor, and the Distributor hereby agrees to act, as a principal underwriter for the Fund in connection with the sale and distribution of the Fund's shares of beneficial interest to the public, either through dealers or otherwise. The Distributor agrees to offer such shares for sale at all times when such shares are available for sale and may lawfully be offered for sale and sold.

         2.       SALE OF FUND SHARES.
                  --------------------

         Shares of the Fund are to be sold only on the following terms:

         (a) All subscriptions, offers or sales shall be subject to acceptance or rejection by the Trust. Any offer or sale shall be conclusively presumed to have been accepted by the Trust if the Trust shall fail to notify the Distributor of the rejection of such offer or sale prior to the computation of the net asset value of the Fund's shares next following receipt by the Trust of notice of such offer or sale.

         (b) No share of any Fund shall be sold by the Distributor for any consideration other than cash or for any amount less than the applicable public offering price of such share, computed as provided in the then current Prospectus and Statement of Additional Information of the Fund.

         (c) In its capacity as distributor of Fund shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act of 1940, as amended (the "1940 Act"), all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

         3.       REGISTRATION OF SHARES.
                  -----------------------

         The Trust agrees to make prompt and reasonable efforts to effect and keep in effect, at the Fund's own expenses, the registration or qualification of the Fund's shares for sale in such jurisdictions as the Trust may designate.

         4.       INFORMATION TO BE FURNISHED BY THE TRUST TO THE
                  -----------------------------------------------
                  DISTRIBUTOR.
                  ------------

         The Trust will furnish the Distributor with such information with respect to the affairs and accounts of the Fund as the Distributor may from time to time reasonably require, and further agrees that the Distributor, at all reasonable times, shall be permitted to inspect the books and records of the Fund.

         5.       ALLOCATION OF EXPENSES.
                  -----------------------

         During the period of this contract, the Trust shall cause the Fund to pay all expenses, costs and fees incurred by the Fund which are not assumed by the Distributor or by the Fund's investment adviser. The Distributor shall pay all promotional expenses in connection with the distribution of the Fund's shares including paying for prospectuses, shareholder reports and sales literature for new or prospective shareholders.

         6.       COMPENSATION TO THE DISTRIBUTOR.
                  --------------------------------

         It is understood and agreed by the parties hereto that the Distributor shall receive, in compensation for services performed by the Distributor hereunder, such remuneration, if any, as set forth on Exhibit A hereto.

         7.       LIMITATION OF THE DISTRIBUTOR'S AUTHORITY.
                  ------------------------------------------

         The Distributor shall be deemed to be an independent contractor and, except as specifically provided or authorized herein, shall have no authority to act for or represent the Trust or the Fund. In connection with the Distributor's role as principal underwriter of the Fund's shares, the Distributor shall at all times be deemed an agent of the Trust and the Fund and shall sell Fund shares to purchasers thereof as agent and not a principal.

         8.       SUBSCRIPTION FOR SHARES REFUND FOR CANCELED ORDERS.
                  ---------------------------------------------------

         In the event that an order for the purchase of shares of a Fund is placed with the Distributor by a customer or dealer and is subsequently canceled, the Distributor, on behalf of such customer or dealer, shall forthwith cancel the subscription for such shares entered on the books of the Fund, and, if the Distributor has paid the Fund for such shares, the Distributor shall be entitled to receive from the Fund in refund of such payment the lesser of:

         (a)      the consideration received by the Fund for said shares;

         (b) the net asset value of such shares at the time of cancellation by the Distributor.


         9.       REPORTS TO THE TRUST'S TRUSTEES
                  -------------------------------

         The Distributor shall provide the Trustees of the Trust with such information as is required by any plan of distribution adopted by the Trust on behalf of the Fund pursuant to Rule 12b-1 under the 1940 Act (said plan of distribution, a "Plan").

         10.      INDEMNIFICATION OF THE TRUST AND THE FUND.
                  ------------------------------------------

         The Distributor agrees to indemnify the Trust and the Fund against any and all litigation and other legal proceedings of any kind or nature and against any liability, judgment, cost or penalty imposed as a result of such litigation or proceedings in any way arising out of or in connection with the sale or distribution of the Fund shares by the Distributor. In the event of the threat or institution of any such litigation or legal proceedings against the Trust or the Fund, the Distributor shall defend such action on behalf of the Fund at the Distributor's own expense, and shall pay any such 1iability, judgment, cost or penalty resulting therefrom, whether imposed by legal authority or agreed upon by way of compromise and settlement; provided, however, the Distributor shall not be required to pay or reimburse the Trust or the Fund for any liability, judgment, cost or penalty incurred as a result of information supplied by, or as the result of the omission to supply information by, the Trust, or to the Distributor by a Trustee, officer, or employee of the Trust who is not an interested person of the Distributor, unless the information so supplied or omitted was available to the Distributor or the Fund's investment adviser without recourse to the Trust or any such interested person of the Trust.

         11.      FREEDOM TO DEAL WITH THIRD PARTIES.
                  -----------------------------------

         The Distributor shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

         12.      EFFECTIVE DATE, DURATION, TERMINATION, AMENDMENT OF
                  ---------------------------------------------------
                  AGREEMENT.
                  ----------

         (a) The effective date of this Agreement with respect to the Fund shall be the date set forth on Exhibit A hereto.

         (b) Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect with respect to the Fund for a period of one year from the date of its execution but only as long as such continuance is specifically approved at least annually (at a meeting in person called for the purpose of voting on this Agreement) by (i) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons", as defined in the 1940 Act, of the Distributor or of the Trust and, with respect to any Fund for which the Trust has adopted a Plan, who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan (including, but not limited to, this Agreement).

         (c) This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote (cast in person at a meeting called for the purpose of voting on such approval) of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons", as defined in the 1940 Act, of the Distributor or of the Trust and, with respect to any Fund for which the Trust has adopted a Plan, who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, or by the vote of a majority of the outstanding voting securities of such Fund, or by the Distributor, upon 60 days' written notice to the other parties.

         (d) This Agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act).

         (e) No amendment to this Agreement shall be effective with respect to the Fund until approved by the vote (cast in person at a meeting called for the purpose of voting on such approval) of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons", as defined in the 1940 Act, of the Distributor or of the Trust and, with respect to any Fund for which the Trust has adopted a Plan, who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan.

         (f) Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Fund shall mean the lesser of (i) the vote of 67% or more of the voting securities of such Fund present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting securities of such Fund.

         13.      NOTICES.
                  --------

         Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

         14.      INTERPRETATION; GOVERNING LAW.
                  ------------------------------

         This Agreement shall be subject to and interpreted in accordance with all applicable provisions of law including, but not limited to, the 1940 Act, and the rules and regulations promulgated thereunder. To the extent that the provisions herein contained conflict with any such applicable provisions of law, the latter shall control. The laws of the State of Minnesota shall otherwise govern the construction, validity and effect of this Agreement.

         15.      CONFIDENTIALITY
                  ---------------

         The Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

         IN WITNESS WHEREOF, the Trust and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

TAMARACK FUNDS TRUST                          TAMARACK DISTRIBUTORS INC.


By:  /s/ Jennifer Lammers                     By:  /s/ Erik R. Preus
   ---------------------------                   ---------------------------
     Name: Jennifer Lammers                        Name: Erik R. Preus
     Title: President                              Title: COO

                                    EXHIBIT A
                                       TO
                             DISTRIBUTION AGREEMENT



                  FUND                               EFFECTIVE DATE                COMPENSATION
---------------------------------------------------------------------------------------------------
Tamarack Treasury Plus Money Market Fund             August 31, 2006                   (1)

________________________________
(1) It is understood and agreed by the parties hereto that, with respect to the Tamarack Treasury Plus Money Market Fund, sales of such shares by the Distributor will benefit the investment adviser of the Fund (which investment adviser is an affiliate of the Distributor), and, therefore, the Distributor shall not receive any additional compensation for services it performs hereunder with respect to such shares.